                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Powell Industries Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 16, 2001

To the Stockholders of Powell Industries, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, March 16, 2001 at 11:00 a.m. Houston time, for the following purposes:

          1. To elect three (3) members of the Company's Board of Directors, class of 2004; and

          2. To consider a proposed amendment to the Company's 1992 Stock Option Plan to increase the maximum number of shares that may be issued under the Plan from 1,500,000 to 2,100,000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stock transfer books will not be closed. Stockholders of record as of the close of business on February 16, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

     You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                            Thomas W. Powell
                                            Chairman and Chief Executive Officer

Houston, Texas
January 31, 2001

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                                PROXY STATEMENT
                                JANUARY 31, 2001

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 16, 2001

                             ---------------------

                         SOLICITATION AND VOTING RIGHTS

     The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, March 16, 2001 at 11:00 a.m., Houston time, at the offices of the Company at 8550 Mosley Drive, in Houston, Texas, or at any adjournment thereof.

     This Proxy Statement and proxy and the accompanying Notice of Annual Meeting, Summary Annual Report to Stockholders, and Form 10-K for the year ended October 31, 2000, including consolidated financial statements, will be mailed to stockholders on or about February 20, 2001. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Board of Directors of the Company has fixed February 16, 2001, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 31, 2001, there were 10,329,909 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or "broker non-votes" are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called "broker non-votes."

     The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2004 will be elected as directors of the Company, class of 2004. Thus, abstentions and broker non-votes will have no effect on the election of directors.

     Regarding other matters, the vote of a majority of the voting power present, in person or by proxy, and entitled to vote on the matters, at a meeting at which a quorum is present, is the act of the stockholders. Accordingly, abstentions will have the effect of negative votes with respect to any such other matters. Broker non-votes will have the effect of negative votes as to any such other matters as to which the broker is entitled to vote, and no effect on those matters as to which the broker is not entitled to vote.

     The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. Under Nevada law, a stockholder giving a duly executed proxy may revoke it before it is exercised only by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

                             COMMON STOCK OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth as of January 31, 2001 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock:

                                                        AMOUNT AND NATURE
NAME AND ADDRESS                                          OF BENEFICIAL
OF BENEFICIAL OWNER                                         OWNERSHIP       PERCENT OF CLASS
-------------------                                     -----------------   ----------------
Thomas W. Powell......................................      3,001,736(1)         28.45%
  P.O. Box 12818
  Houston, Texas 77217
Artisan Investment Corporation........................      1,020,200(2)          9.88%
  For itself and as general partner of Artisan
  Partners Limited Partnership; Andrew A. Ziegler and
  Carlene Murphy Ziegler c/o Bell, Boyd & Lloyd LLC
  Three First National Plaza
  70 West Madison Street, Suite 3300
  Chicago, Illinois 60602-4207
Heartland Advisors, Inc. .............................        816,300(3)          7.90%
  789 North Water Street
  Milwaukee, Wisconsin 53202
Bonnie L. Powell......................................        942,419(4)          9.12%
  P. O. Box 112
  Warda, Texas 78960
Wellington Trust Company NA...........................        841,000(5)          8.14%
  75 State Street
  Boston, Massachusetts 02109
Fidelity Management & Research Co.....................        778,400(6)          7.54%
  82 Devonshire Street
  Boston, Massachusetts 02109

                                                        AMOUNT AND NATURE
NAME AND ADDRESS                                          OF BENEFICIAL
OF BENEFICIAL OWNER                                         OWNERSHIP       PERCENT OF CLASS
-------------------                                     -----------------   ----------------
Klein Bank............................................        702,900(7)          6.80%
  Trustee of the Powell Industries, Inc. Employee
  Stock Ownership Trust and of the Powell Industries,
  Inc.
  Frozen Employee Stock Ownership Trust
  13845 Breck
  Houston, Texas 77066

---------------

(1) Mr. Powell has sole voting power and sole investment power with respect to 2,638,512 of such shares. Of those 2,638,512 shares, 78,720 are held by Mr. Powell's IRA, and 2,523,792 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell. Also includes 297,360 shares held by the Thomas Walker Powell Trust. Mr. Powell is a co-trustee of such trust and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Arnold. Also includes 2,485 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (7) to this table) and 919 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company. Aetna Trust Company, FSB is the sole trustee of the Employees Incentive Savings Plan and as such has sole power to vote such shares as directed by the administrative committee of the Plan. All data in this Proxy Statement with respect to shares held in the Employees Incentive Savings Plan are as of October 31, 2000. Also includes 62,460 shares subject to stock options which are currently exercisable by Mr. Powell.

(2) As of December 31, 1999, based on a Schedule 13G dated February 14, 2000. According to such Schedule 13G, Artisan Investment Corporation for itself and as general partner of Artisan Partners Limited Partnership, Andrew A. Ziegler and Carlene Murphy Ziegler share dispositive and voting power over all such shares.

(3) As of December 31, 2000, based on a Schedule 13G dated January 30, 2001. According to such Schedule 13G, Heartland Advisors, Inc. has interests in more than 5% of the Company's Common Stock. Also according to such Schedule 13G, Heartland Advisors, Inc. had sole dispositive power over all of such shares and sole voting power as to 269,600 of such shares.

(4) Mrs. Powell has sole voting power and sole investment power with respect to 596,919 of such shares. Also includes 345,500 shares held by Testamentary Trust No. 1, of which Mrs. Powell is a co-trustee. Mrs. Powell shares voting and investment power with respect to such shares held by Testamentary Trust No. 1 with J. Suzzanne May, the other co-trustee of such trust. Any act of such co-trustees requires the approval of a majority of them.

(5) As of December 31, 1999, based on a Schedule 13G dated December 31, 1999, filed by Wellington Management Company, LLP, the parent of Wellington Trust Company, NA. According to such Schedule 13G, Wellington Management Company, LLP owns beneficially 771,000 shares with shared dispositive power over all such shares and shares voting power as to 591,000 of such shares. By letter dated December 7, 2000, Wellington Management Company, LLP reports as of September 30, 2000, it has beneficial ownership of 841,000 shares with shared dispositive power over all 841,000 shares and shared voting power over 731,000 shares.

(6) As of December 31, 1999, based on a Schedule 13G dated February 14, 2000 filed by FMR Corp., the parent of Fidelity Management & Research Company owned beneficially 674,500 shares or 6.318% of the common stock of Powell Industries, Inc. According to such Schedule 13G, such stock is held on behalf of Fidelity Low-Priced Stock Fund. Also according to such Schedule 13G, such Fund's Board of Trustees has the sole power to vote or direct the voting of such shares, and each of such Fund, FMR Corp., and Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to dispose of such shares. By letter to the Company dated December 4, 2000, FMR Corp. reported beneficial ownership as of October 31, 2000 of 778,400 shares or 7.20%.

(7) Of such shares, 674,569 are held in the Powell Industries, Inc. Employee Stock Ownership Trust (the "ESOP") and 28,331 are held in the Powell Industries, Inc. Frozen Employee Stock Ownership Trust (the "Frozen ESOP"). Klein Bank, as Trustee, but as directed by the administrative committee for the ESOP appointed by the Board of Directors of the Corporation, votes and disposes of shares not allocated to the accounts of participants, and allocated shares as to which no direction is received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of October 31, 2000, approximately 259,772 of the shares held by the ESOP were allocated to the accounts of participants. An additional 44,863 shares will be allocated to the accounts of participants effective December 31, 2000, but the amount of this latter allocation to each participant has not been determined as of the date of this Proxy Statement. Accordingly, such shares to be allocated as of December 31, 2000 are not included in the number of shares shown as owned by executive officers in this proxy statement. All shares held in the Frozen ESOP have been allocated to accounts of participants. Except as otherwise specified, all data in this Proxy Statement with respect to shares held in either the ESOP or the Frozen ESOP are as of November 30, 2000.

     The following table sets forth, as of January 31, 2001, except for plan share data (see footnotes (1) and (7) to the preceding table), the number of shares of the Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)      OF CLASS
------------------------                                     -----------------   --------
J.F. Ahart.................................................         12,551(2)         *
Joseph L. Becherer.........................................          1,000            *
Thomas C. Burtnett.........................................         17,745(3)         *
Eugene L. Butler...........................................          2,500            *
David J. Dimlich...........................................         24,344(4)         *
Adam Janas.................................................         15,183(5)         *
Bonnie L. Powell...........................................        942,419(6)      9.12%
Thomas W. Powell...........................................      3,001,736(7)     28.45%
Stephen W. Seale, Jr. .....................................          3,000(8)         *
Lawrence R. Tanner.........................................          3,241            *
Robert C. Tranchon.........................................            100            *
Ronald J. Wolny............................................          5,137            *
M.M. Zeller................................................         43,172(9)         *
All Executive Officers and Directors as a group (16
  persons).................................................      4,082,665        39.52%

---------------

  *  Less than one percent (1%).

 (1) The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

 (2) Mr. Ahart has sole voting and investment power over 10,300 of such shares. Also includes 2,251 shares allocated to Mr. Ahart's account in the ESOP. See footnote (7) to the preceding table. J. F. Ahart, a director and executive officer of the Company resigned all positions with the Company on December 15, 2000.

 (3) Mr. Burtnett has sole voting and investment power over 4,400 of such shares. Also includes 1,345 shares allocated to Mr. Burtnett's account in the ESOP. See footnote (7) to the preceding table. Also includes 12,000 shares subject to stock options which are currently exercisable by Mr. Burtnett.

 (4) Mr. Dimlich has sole voting and investment power over 3,500 of such shares. Also includes 1,004 shares allocated to Mr. Dimlich's account in the ESOP. See footnote (7) to the preceding table. Also includes 19,840 shares subject to stock options which are currently exercisable by Mr. Dimlich.

 (5) Mr. Janas has sole voting and investment power over 4,240 of such shares. Also includes 2,283 shares allocated to Mr. Janas' account in the ESOP. See footnote (7) to the preceding table. Also includes 8,660 shares subject to stock options which are currently exercisable by Mr. Janas.

 (6) See footnote (4) to the preceding table.

 (7) See footnote (1) to the preceding table.

 (8) Such shares are held by Seale Land & Cattle Co., an unincorporated business controlled by Mr. Seale.

 (9) Mr. Zeller has sole voting and investment power over 10,600 of such shares. Also includes 2,272 shares allocated to Mr. Zeller's account in the ESOP. See footnote (7) to the preceding table. Also includes 30,300 shares subject to stock options which are currently exercisable by Mr. Zeller.

(10) Includes 2,337 shares held in trust for the accounts of certain executive officers not named above under the ESOP. See footnote (7) to the preceding table. Also includes 8,200 shares subject to stock options which are currently exercisable by certain executive officers not named above.

                             ELECTION OF DIRECTORS

     The terms of three directors expire in 2001 under the bylaws of the Company. The terms of the remaining directors continue after the Annual Meeting. The Board of Directors has nominated Thomas W. Powell, Lawrence R. Tanner and Joseph L. Becherer for election as directors with terms to expire in 2004. Mr. Powell, Mr. Tanner and Mr. Becherer currently serve as directors of the Company with terms expiring in 2001. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

     The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

                                    PRINCIPAL OCCUPATION FOR                                 DIRECTOR    TERM
NOMINEE                       AGE      PAST FIVE YEARS(1)       OFFICES HELD WITH COMPANY     SINCE     EXPIRES
-------                       ---   ------------------------   ----------------------------  --------   -------
Thomas W. Powell............  60    Chairman of the Board,     Director, Chairman of the       1984      2001
                                    President and Chief        Board, President and Chief
                                    Executive Officer of the   Executive Officer(2)
                                    Company since 1984
Lawrence R. Tanner..........  74    Director, Technical        Director                        1992      2001
                                    Services for Compaq
                                    Computer Company
Joseph L. Becherer..........  58    Retired; previously,       Director                        1997      2001
                                    Senior Vice President of
                                    Eaton Corporation,
                                    September 1995 to
                                    October 1997 with
                                    responsibility for the
                                    Cutler Hammer Group;
                                    Operations Vice
                                    President of Cutler
                                    Hammer, a subsidiary of
                                    Eaton Corporation,
                                    February 1994 to
                                    September 1995
Stephen W. Seale, Jr. ......  61    Retired; previously        Director                        1985      2003
                                    Director -- Operations,
                                    Materials and Structures
                                    Division and other
                                    assignments at Southwest
                                    Research Institute, an
                                    independent research and
                                    development
                                    organization, until
                                    January 1998

                                    PRINCIPAL OCCUPATION FOR                                 DIRECTOR    TERM
NOMINEE                       AGE      PAST FIVE YEARS(1)       OFFICES HELD WITH COMPANY     SINCE     EXPIRES
-------                       ---   ------------------------   ----------------------------  --------   -------
Robert C. Tranchon..........  60    President and CEO,         Director                        2000      2003
                                    Reveille Technology, a
                                    manufacturing system
                                    software development and
                                    consulting firm, 1995 to
                                    present; President, CEO,
                                    and Director of Ansaldo
                                    Ross Hill, a
                                    manufacturer of drives,
                                    motors, and automation
                                    systems, 1997 to
                                    present; independent
                                    consultant, 1995-1996;
                                    previously President,
                                    CEO and Chairman of the
                                    Board of Directors of
                                    Westinghouse Motor
                                    Company
Eugene L. Butler............  59    Chairman of the Board,     Director                        1990      2002
                                    Intercoastal Terminal,
                                    Inc., April 1991 to
                                    April 1997; CEO,
                                    Chairman, and a Director
                                    of Petrominerals
                                    Corporation, April 1993
                                    to April 1995
Bonnie L. Powell............  67    Private investor for       Director                        1986      2002
                                    more than the past five
                                    years
Ronald J. Wolny.............  61    Vice President, Fluor      Director                        2001      2002
                                    Daniel, Inc. since
                                    October 1, 1968; Member
                                    of the Board of
                                    Directors Fluor Daniel
                                    Nigeria from 1990 to
                                    2000; Member of the
                                    Board of Directors of
                                    the Company from March,
                                    1992 to June, 1998(3)

---------------

(1) None of the corporations listed (other than the Company) is an affiliate of the Company.

(2) Mr. Powell also serves as a director of each subsidiary of the Company.

(3) Mr. Wolny was appointed by the board of directors at its January 19, 2001 meeting to fill the unexpired term of Mr. J. F. Ahart who resigned as a director and officer of the Company on December 15, 2000.

     Bonnie L. Powell is the widow of William E. Powell, the father of Thomas W. Powell and the founder of the Company.

     Only the directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee, plus reimbursement of out-of-pocket expenses, for their services as directors. Under the Company's standard arrangement for compensation of directors, outside directors receive a quarterly retainer of $2,000 and a fee of $2,000 for each board meeting attended. Members of a committee other than the chairman receive a fee of $600 for attending each committee meeting. Committee chairmen receive $1,000 for attending each committee meeting.

     In 1993, the Company adopted the Powell Industries, Inc. Directors' Fee Program which permits directors to defer receipt of the directors' fees to which they would otherwise be entitled and to have such deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in his shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

     In 2000, the Company adopted the 2000 Non-Employee Director Stock Option Plan. The Board of Directors has reserved 24,000 shares of Common Stock for issuance under the Plan. The Plan is administered by the Board of Directors. Eligibility to participate in the Plan is limited to those individuals who are members of the Board of the Company and who are not an employee of the Company or any affiliate of the Company. The Plan became effective on June 25, 2000. On June 26, 2000, each of the non-employee directors were issued options to acquire 2,000 shares of the Company's common stock.

     Four meetings of the Board of Directors were held in the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served.

     The Board of Directors has a standing Audit Committee which met four times during the last fiscal year. The Audit Committee consists of Messrs. Butler, Seale and Tanner. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditor and management as their duties relate to financial accounting, reporting, and controls. During fiscal 2000, the Board of Directors of the Company adopted an Audit Committee Charter. The current members of the Audit Committee are "independent" as that term is defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. All meetings of the Audit Committee were separate and apart from the full Board of Directors during fiscal 2000.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has (1) reviewed the Company's audited financial statements for fiscal 2000 and discussed them with Management, (2) discussed with the Company's independent accountant the matters required to be discussed by Statement of Auditing Standard 61, as amended, (3) received written disclosures and a letter from the Company's independent accountants required by Independence Standards Board Statement No. 1, and (4) discussed the independence of the Company's accountants with the accountants. Based on the foregoing discussions, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended October 31, 2000.

     The Audit Committee:

        Eugene L. Butler
        Stephen W. Seale, Jr.
        Lawrence R. Tanner

     The Board of Directors also has a standing Compensation Committee comprised of Mr. Becherer, Mrs. Powell and Mr. Tranchon, all of whom are nonemployee directors of the Company. The Compensation Committee, which held two meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company's executive compensation program and each component plan in which officers and directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, the Director's Fee Program and the Incentive Compensation Plan of the Company.

     The Board of Directors does not have a standing nominating committee.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following table provides information regarding the executive officers and/or significant employees of the Company and its subsidiaries who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company, and officers of subsidiaries serve at the discretion of the Board of Directors of the respective subsidiaries.

NAME                                 AGE   SINCE               POSITION(1)
----                                 ---   -----               -----------
Thomas C. Burtnett.................  56    1993    President of Unibus, Inc.
                                                   ("Unibus")
David J. Dimlich...................  53    1994    President of Transdyn Controls,
                                                   Inc. ("Transdyn")
John E. Frederick..................  67    1997    President of Powell Power
                                                   Electronics Company, Inc. ("PPECO")
Robert B. Gregory..................  45    2000    Controller of Company
Adam Janas.........................  61    1984    President of Delta-Unibus Corp.
                                                     ("Delta")
William K. Reffert.................  50    2001    President of Powell-ESCO Company
                                                     ("ESCO")
M. M. Zeller.......................  61    1990    President of Powell Electrical
                                                     Manufacturing Company ("PEMCO")

---------------

(1) Each of the corporations listed (other than the Company) is a subsidiary of the Company except for PPECO which is a wholly-owned subsidiary of PEMCO.

     Mr. Burtnett has served as President of Unibus, Inc. since 1993.

     Mr. Dimlich became chief operating officer of Transdyn on June 30, 1994, and was elected President of Transdyn on August 5, 1994.

     Mr. Frederick has served as president of PPECO since 1997. Prior to 1997 Mr. Frederick served as President of Traction Power Systems, Inc., another wholly-owned subsidiary of Company.

     Mr. Gregory has been in the employ of the Company since July, 1991 and has served in his current capacity as Controller of the Company since March 17, 2000.

     Mr. Janas has served as President of Delta since 1984.

     Effective January 2, 2001, William K. Reffert was elected as a director of ESCO and appointed as its President to fill the unexpired term of Mr. Thomas W. Keiser, who resigned as a director and officer of ESCO on December 31, 2000. Prior to joining ESCO, Mr. Reffert was Senior Vice President and General Manger of Operations for a wholly-owned subsidiary of ABB, Inc. from October, 1999 until October, 2000 and was for more than five years prior to that an employee of another wholly-owned subsidiary of ABB, Inc.

     Mr. Zeller has served as President of PEMCO since 1990.

     None of the corporations mentioned in the descriptions of the business backgrounds above is an affiliate of the Company (other than the subsidiaries of the Company listed in the table above).

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer of the Company, and of the Company's five most highly compensated executive officers for the last fiscal year (other than the CEO) whose total annual salary and bonus exceeded $100,000, for each of the Company's fiscal years ending October 31, 2000, October 31, 1999, and October 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                           ANNUAL COMPENSATION      COMPENSATION AWARDS
                                           --------------------   -----------------------
               (A)                  (B)       (C)        (D)         (E)          (F)
                                                                  RESTRICTED   SECURITIES       (G)
                                                                    STOCK      UNDERLYING    ALL OTHER
                                                                    AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)     (#)(1)        (#)          ($)(2)
---------------------------         ----   ---------   --------   ----------   ----------   ------------
Thomas W. Powell..................  2000    315,000          0      6,000             0        33,329(3)
  CEO of Company                    1999    315,000          0          0        47,800        33,029(3)
                                    1998    287,000    114,125          0             0        33,029(3)
David J. Dimlich..................  2000    170,147          0          0             0         5,100
  President of Transdyn             1999    153,470     97,684          0        12,200         4,800
                                    1998    145,526     89,700          0             0         4,800
Adam Janas........................  2000    145,612    124,164        707             0         5,100
  President of Delta                1999    128,000     98,444          0        13,300         4,800
                                    1998    125,000     85,400      1,921             0         4,800
M.M. Zeller.......................  2000    195,326     83,467        520             0         5,100
  President of PEMCO                1999    191,000          0          0        20,000         4,800
                                    1998    185,502    149,762          0             0         4,800
J.F. Ahart........................  2000    174,000          0      2,005             0         5,100
  CFO of Company(4)                 1999    174,000          0          0        11,000         4,800
                                    1998    165,681     49,805          0             0         4,800
Thomas C. Burtnett................  2000    128,400    101,511         20             0         5,100
  President of Unibus               1999    119,210     26,130          0         9,000         4,800
                                    1998    113,500     71,400          0             0         4,800

---------------

(1) As of October 31, 2000, the aggregate number of shares of restricted stock held by named executive officers of the Company was 10,043, and the value of such shares as of such date was $109,870. These officers have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the Common Stock. However, the Company has not previously paid dividends and it is not anticipated that dividends will be paid in the immediate future. Such awards were made to these officers in connection with their exercise of stock options granted by the Company, pursuant to a provision in the stock option agreement designed to encourage retention of shares received upon exercise of options.

(2) Except as noted below with respect to Mr. Powell, each of the amounts in this column are matching contributions by the Company to the executive officer's account in the Company's Employees Incentive Savings Plan (a 401(k) plan).

(3) Of this amount, $5,100 for 2000, $4,800 for 1999, and $4,800 for 1998 were matching contributions by the Company to Mr. Powell's account in the Company's Employees Incentive Savings Plan (a 401(k) plan), and the remaining $28,229 for all years were premiums paid by the Company with respect to life insurance for the benefit of Mr. Powell.

(4) Mr. Ahart resigned all positions he held with the Company effective December 15, 2000.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                            SHARES                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           ACQUIRED       VALUE     UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                          ON EXERCISE   REALIZED        AT OCTOBER 31, 2000(#)          OCTOBER 31, 2000($)
NAME                          (#)          ($)        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                      -----------   ---------   ------------------------------   --------------------------
Thomas W. Powell........    30,000      50,625.00         62,460/49,840                 187,232.40/92,329.60
M. M. Zeller............    17,000      57,375.00         30,300/21,200                  96,525.00/39,040.00
David J. Dimlich........        --                        19,840/13,360                  62,233.60/23,814.40
J. F. Ahart.............    14,500      24,468.75         24,300/13,200                  78,063.00/21,472.00
Adam Janas..............     6,600      22,275.00         16,160/14,640                  41,665.00/25,961.60
Thomas Burtnett.........     1,300      10,968.75         12,000/10,400                  29,718.00/17,568.00

     Each of the named executive officers is covered by the Company's Executive Severance Protection Plan, which provides severance pay and other specified benefits upon termination of employment other than for cause (as defined in the Plan) within three years of a change in control of the Company. The benefits payable in such event (grossed up for taxes) are (1) three times the officer's current annual base salary, plus (2) three times the maximum incentive opportunity for the officer under the Company's then current Incentive Compensation Plan, plus (3) continuation of medical, dental, and life insurance benefits for three years or until the officer is covered under another plan, whichever is earlier.

     Thomas W. Powell is covered by the Company's Executive Benefit Plan. Pursuant to Mr. Powell's Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell's employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year of the Company, Joseph L. Becherer, Bonnie L. Powell, and Robert C. Tranchon served on the Compensation Committee of the Board of Directors of the Company. None of them has ever served as an officer of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of your Board of Directors is pleased to present to the shareholders its annual report on executive compensation. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each major component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended October 31, 2000.

     The Compensation Committee, at the June 16, 2000 meeting of the Board of Directors, recommended the adoption of a Non-Employee Director Stock Option Plan for the benefit of members of the Board of Directors of the Company who, at the time of their service, are not employees of the Company or any of its affiliates, by providing them an opportunity to become owners of the common stock of the Company, thereby advancing the best interest of the Company by increasing their proprietary interest in the success of the Company and encouraging them to continue in their present capacity. The Plan as presented by the Compensation Committee was approved by the Board of Directors with an effective date of June 25, 2000. The Plan provides, among other things, that a total of 24,000 shares of the Company's common stock was reserved for issuance under the Plan and that each eligible director would receive an annual grant of an option to purchase 2,000 shares of the Company's common stock at the fair market value of such stock on the date of such grant. At this same Board of Directors meeting, grants of 2,000 shares each were made to the Company's six non-employee directors.

     The Compensation Committee, which held two meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company's executive compensation program and each subcomponent plan under which officers or directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, Directors Fee Program and the Incentive Compensation Plan of the Company.

  Executive Compensation Philosophy

     The philosophy of the Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of shareholder value. The following objectives guide the Committee in its deliberations:

     - Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

     - Assure a strong relationship between the performance results of the Company or subsidiary and the total compensation received.

     - Balance both annual and longer performance objectives of the Company.

     - Encourage executives to acquire and retain meaningful levels of Common Stock of the Company.

     - Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

     In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation, and longer term stock based grants and awards.

     Comparisons are made and surveys taken periodically to determine competitive compensation levels and practices for certain benchmark positions in the Company. Such analysis covers broad group of manufacturing companies, and the results are adjusted for differences in factors such as company size and position responsibilities. This comparison group is broader than the published industry index of companies included in the cumulative total return performance graph presented elsewhere in this Proxy Statement because it is more representative of the executive market in which the Company competes for talent and provides a consistent and stable market reference from year to year. Other comparative information from national survey databases, proxy statement disclosures, and general trend data provided by compensation consultants is also considered.

     Variable incentives, both annual and longer term, are important components of the program and are used to link pay and performance results. Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the market 50th percentile when Company performance results are at target levels which approximate the recent historical performance of the Company (subject to certain minimum target levels), and will exceed the 50th percentile when performance exceeds targets. However, changes in the mission and strategy of the Company or certain of its subsidiaries as well as projected profit and growth are also important considerations in the calibration of the Company's total executive compensation program.

     The Internal Revenue Code (Section 162(m)) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based," incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of "outside directors." While the Committee believes that the use of discretion is appropriate in specific circumstances, it believes that the annual incentive compensation and longer term stock plans comply with the provisions of Section 162(m) as "performance based." It is not anticipated that any executive will receive compensation in excess of this limit during fiscal year 2001. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     Following is a discussion of each of the principal components of the executive total compensation program.

  BASE SALARY

     The base salary program targets the median of the primary comparison group for corporate officers and managers. Since subsidiary presidents generally have a higher incentive opportunity relative to comparable positions in the market, base salaries for subsidiary presidents are targeted somewhat below the market median. Each executive's base salary is reviewed individually each year. Salary adjustments are based on the individual's experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company's financial position. Due to these factors, an executive's base salary may be above or below the target point at any point in time.

  ANNUAL INCENTIVE COMPENSATION

     The Company administers an annual incentive plan for its corporate officers and managers, and subsidiary presidents and selected subsidiary managers. The goal of the plan is to reward participants in proportion to the performance of the Company and/or the subsidiary for which they have direct responsibility, and their individual contributions to the Company's performance.

     The amount of annual incentive compensation each participant is eligible to earn varies based on his potential contribution to the future performance of his subsidiary or the Company. The amount of such compensation actually earned by each participant is based on the actual financial performance of his subsidiary or the Company for the year compared to profit and growth target ranges which are set at the beginning of that year. Historical performance, current mission and strategy, and projected profit and growth capability are considered in setting the targets for each subsidiary and the Company.

  STOCK BASED COMPENSATION

     Stock ownership is encouraged through the use of a stock plan that provides for the grant of stock options and stock awards. Stock option grants are made on a periodic basis (typically every other year) and are based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly held manufacturing companies of similar size. To encourage stock retention, participants who retain the shares obtained through the exercise of an option receive a restricted stock award equal to one additional restricted share for every five option shares retained for five years from the date they were acquired.

  Compensation of the Chief Executive Officer

     The Chief Executive Officer, Mr. Thomas W. Powell, participates in the executive compensation program described in this report.

     In establishing the total compensation program for Mr. Powell, the Committee assessed the pay levels for CEOs in similar companies in the manufacturing industry and the profit performance of the Company.

     Respectfully submitted,

     The Compensation Committee of the Board of Directors
        Joseph L. Becherer, Chairman
        Bonnie L. Powell
        Robert C. Tranchon

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG POWELL INDUSTRIES, INC.,
                NASDAQ MARKET INDEX AND PUBLISHED INDUSTRY INDEX
[PERFORMANCE GRAPH]

                                                   POWELL INDUSTRIES,              INDUSTRIAL                 NASDAQ MARKET
                                                          INC.                  ELECTRICAL EQUIP.                 INDEX
                                                   ------------------           -----------------             -------------
1995                                                     100.00                      100.00                      100.00
1996                                                     152.73                      111.34                      117.43
1997                                                     214.55                      179.74                      153.90
1998                                                     134.55                      147.83                      174.02
1999                                                     110.91                      186.00                      287.23
2000                                                     159.10                      235.17                      337.82

                   Assumes $100 Invested On October 31, 1995
                          Assumes Dividends Reinvested
                       Fiscal Year Ended October 31, 2000

                       PROPOSAL TO APPROVE THE AMENDMENT
                      OF THE 1992 POWELL INDUSTRIES, INC.
                               STOCK OPTION PLAN

GENERAL

     The Board of Directors believes that the Powell Industries, Inc. Stock Option Plan (the "Plan") has been of material benefit to the Company. However, the current Plan provides that the total number of shares of Common Stock of the Company with the respect to which options and other awards may be granted under the Plan is 1,500,000, and only 225,864 shares remain available for grants under the Plan. The Board believes that it is in the best interest of the Company and its stockholders to amend the Plan to increase the maximum number of shares of Common Stock of the Company with the respect to which grants may be made under the Plan from 1,500,000 to 2,100,000 to enable the Company to continue to provide officers and other key employees an opportunity to acquire a proprietary interest in the Company through the acquisition of its Common Stock, thereby rewarding employees for meritorious service and helping them to develop a stronger incentive to work for the continued success of the Company and assisting the Company in attracting and retaining outstanding personnel in today's competitive labor market.

     On January 30, 2001 the Board of Directors approved such amendment of the Plan, subject to and contingent upon approval by the Company's stockholders of such amendment. At the annual meeting of stockholders, the stockholders will be asked to approve the amendment to the Plan to increase the maximum number of shares available under the Plan from 1,500,000 shares of the Company's Common Stock to 2,100,000 shares (subject to adjustment in the event of stock dividends, stock splits, and other contingencies).

DESCRIPTION OF THE PLAN

     The description of the principal provisions of the Plan set forth herein is intended solely as a summary and is subject to and qualified by the full text of the Plan. The principal features of the Plan are as follows:

     Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority, subject to the provisions of the Plan, to determine the employees (except as noted in "Eligibility" below) to whom awards, options, or stock appreciation rights may be granted; to determine the number of shares and purchase or exercise price of each award or option; to determine the terms, conditions, and restrictions of each award or option; to determine whether or not to include in any award or option the right of the recipient or optionee to surrender all or a portion of an award or option and receive in exchange therefor an amount in cash or other property and to determine the terms and conditions of any such surrender rights; to determine the effect, if any, on an award or option of the death, disability, retirement, or termination of employment of the employee receiving an award or option; and to otherwise construe, interpret, and administer the Plan.

     Eligibility. Any employee of the Company or any subsidiary of the Company is eligible to participate in the Plan, except that no member of the Committee may receive an award or option if receipt of it would cause the individual not to be a "Disinterested Person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. There are approximately 1,300 employees of the Company and its subsidiaries. However, since the Plan provides that future as well as present employees may participate, it is not possible to determine the number of employees who will be eligible to participate. Further, since receipt of benefits under the Plan depends upon the particular grants made from time to time by the Committee, in its discretion, it is not possible to determine the amounts that will be received under the Plan as a result of this proposed amendment, or that would have been received during the last fiscal year had such amendment been in effect, by the executive officers listed in the Summary Compensation Table above, by all current executive officers as a group, or by all employees (no current directors of the Company who are not executive officers of the Company are currently eligible to participate in the Plan).

     Purchase Price. The Committee has the authority to determine the purchase price, if any, for awards of Common Stock and the exercise price for stock options. The purchase price may be less than the fair market value of the stock. The Committee may determine the consideration, if any, to be received by the Company for granting or extending an award or stock option.

     Awards and Options and Stock Appreciation Rights. The Plan provides for the award of restricted stock, the grant of nonincentive stock options, including reload options, and the grant of stock appreciation rights, all with respect to the Common Stock of the Company.

     AWARDS: The Committee may grant an award of Common Stock to a participant pursuant to a Restricted Stock Agreement. The Committee may vary the terms and conditions of each award, including without limitation, the period (not to exceed 10 years) during which the award may be restricted or exercised, the manner of exercise, the vesting period, the price to be paid for the stock, if any, and the events which may result in termination of award rights. Unless expressly provided otherwise in the award, the participant's unexercised rights will expire upon termination of employment.

     OPTIONS: Options granted under the Plan will be nonincentive or nonqualified stock options ("NSO") which are options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In 1999, the Board of Directors amended the Plan to provide that the Plan would remain in effect until no grants and no further shares remain outstanding or available under the Plan. This action by the Board of Directors in renewing and amending the Plan had the effect of eliminating grants under the Plan of incentive stock options meeting the requirements of Section 422 of the Code. Additionally, the Plan authorizes the issuance of reload options and stock appreciation rights ("SARs") (discussed below) as part of the stock options.

     OPTION PRICE: The price and terms at which the participant may purchase shares of Common Stock subject to a NSO or SAR shall be determined by the Committee in its discretion, but the option price may not be less than the par value of the stock. Shares purchased pursuant to options must be paid in full at the time of exercise. Such payment may be made in the form of cash, Company Common Stock, or other form of payment acceptable to the Committee. As of January 30, 2001, the market value of the Common Stock was $13.50 per share.

     TERMS OF OPTIONS: No option is exercisable after the expiration of ten years from the date of grant, or five years in the case of a 10% shareholder. Unless the option agreement provides otherwise, all options terminate immediately upon severance of employment from the Company for any reason other than death, retirement for age or disability under then established rules of the Company, or severance for disability. In these cases, an extended exercise period is provided, but the exercise period as extended cannot exceed the original option period. At the time of exercise, the optionholder must satisfy any additional conditions imposed by the Committee at the time of grant. Unless the shares purchased pursuant to an option are effectively registered under the Securities Act of 1933, as amended, at the time of exercise, the optionee must represent and agree that such shares are being purchased for investment.

     RELOAD OPTIONS: The Committee may grant reload options in connection with issuance of an NSO. Under a reload option, if the exercise of the stock option is paid in whole or in part in Common Stock, the reload option will (1) result in issuance of additional options for the same numbers of shares of Company Stock surrendered; (2) be an NSO; and (3) be subject to the same terms and conditions as the original option unless a change is specifically provided.

     STOCK APPRECIATION RIGHTS: The Plan provides that the Committee may, at its discretion, grant stock appreciation rights ("SARs") to some or all optionholders at the time of grant of an option. Each SAR granted with an option will be exercisable at the times and to the extent that the related stock options (the "Related Option") are exercisable. At the time of exercise, the holder will become entitled to receive, in cash and/or shares of Common Stock at the discretion of the Committee, the difference between the fair market value of one share of Common Stock and the exercise price per share specified in the Related Option, multiplied by the number of shares in respect of which the SAR was exercised. The Plan also authorizes the Committee to issue SARs which are not a part of a Related Option. The exercise price and terms of these SARs shall be specified by the Committee in the Stock Appreciation Rights Agreement granting the SAR.

     PARTICIPATION: Stock options, SARs, and awards may be granted to officers and key employees (including those who are directors, except as provided above), as selected by the Committee. The Committee selects participants and determines the conditions of exercisability of options.

     FORFEITURE: If the Committee finds that a participant has been discharged for fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of employment, which conduct has damaged the Company, or if a participant has participated, engaged, or had a financial interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company without the written consent of the Company, the participant shall forfeit all options, reload options, SARs and awards which have not vested and for which the Company has not delivered a stock certificate.

     Amendment and Termination. The Board of Directors may suspend or discontinue the Plan and may amend the Plan with respect to shares at the time not subject to unexercised options of awards, but may not (except with stockholder approval) change the number of shares subject to the Plan or change the class of employees and others eligible to participate.

     Tax Status. NSOs -- Under current interpretations of the Code, the grant of a NSO to a Plan participant will not result in the recognition of any taxable income by the participant. A participant will recognize income at the date of exercise of a NSO on the difference between (i) the fair market value of the shares acquired pursuant to the exercise of the NSO, and (ii) the exercise price of the NSO. With regard to a participant who is an Insider, taxation arising by virtue of the exercise of the NSO will be deferred until the sale of the shares acquired would no longer subject the participant to the Section 16(b) Restrictions, unless the participant elects to be taxed on the date of exercise of the NSO. A participant who exercises his option more than six months after the date of grant of such option would not be subject to Section 16(b) Restrictions at the time of exercise.

     The Company will be entitled to a deduction in the same amount as the income recognized by a participant due to the exercise of a NSO.

     SARs -- Under current interpretations of the Code, the grant of a SAR to a participant will not result in recognition of any taxable income by the participant. If a participant receives cash upon exercise of a SAR, he will recognize ordinary income upon exercise in an amount equal to the payment received. If a participant receives stock upon exercise of a SAR, he will recognize ordinary income at the date of exercise in the same manner and amount as described above with respect to the exercise of a NSO.

     The Company will be entitled to a deduction in the same amount as the income recognized by the participant due to the exercise of a SAR.

     Awards -- Generally, the participant will be taxed at the time the restrictions on the subject stock lapse and the stock vests in the participant or is transferable by the participant. At that time, the participant would recognize ordinary income determined by the fair market value of the stock in excess of the price, if any, paid by the participant for the stock.

     The Company will be entitled to a deduction in the same amount as the income recognized by the participant related to an award of stock, in the year so recognized.

MATERIAL DIFFERENCE FROM THE EXISTING PLAN

     The only difference between the existing Plan and the Plan as proposed to be amended is that the maximum number of shares of the Common Stock of the Company which may be issued under the Plan would be increased from 1,500,000 to 2,100,000 (subject to adjustment in the event of stock dividends, stock splits, and other contingencies).

APPROVAL

     Pursuant to the resolution of the Board of Directors approving this amendment to the Plan, this amendment will not become effective until it is approved by the holders of a majority of the shares of voting stock of the Company present and entitled to vote at a meeting of the stockholders of the Company at which a quorum is present.

     The Board of Directors recommends a vote FOR approval of this amendment of the Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2000 fiscal year were complied with, except that Mr. Robert C. Tranchon, a director of the Company, failed to file one report reflecting one transaction that was not reported on a timely basis, and Mr. Thomas C. Burtnett, President of Unibus, filed one late report reflecting one transaction that was not reported on a timely basis.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected to serve as independent auditors of the Company for the fiscal year ending October 31, 2001, and also served as the principal accountants of the Company for the fiscal year ending October 31, 2000. Representatives of such firm are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by the Company's independent auditors for the audit of the Company's annual financial statements for the fiscal year ended October 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $246,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company's independent auditors did not perform any financial information system design or implementation work for the Company during the fiscal year ended October 31, 2000.

ALL OTHER FEES

     The aggregate fees billed for all other professional services rendered by the Company's independent auditors for the fiscal year ended October 31, 2000 were approximately $86,900. The Audit Committee considered whether, and has determined that, the provision of these services is compatible with maintaining the independent auditor's independence.

                                 OTHER MATTERS

     As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company and the proposed amendment of the Company's 1992 Stock Option Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

                                 ANNUAL REPORT

     A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended October 31, 2000 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2002 must be received at the office of the Secretary of the Company no later than October 1, 2001 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     A shareholder that intends to present business at the 2002 annual meeting and has not submitted such proposal by the date set forth above must notify the Company no later than January 6, 2002. If such notice is received after January 6, 2002, then the notice will be considered untimely, and the Company is not required to present such business at the 2002 annual meeting.

                                            By Order of the Board of Directors

                                            Thomas W. Powell
                                            Chairman and Chief Executive Officer

Dated: January 31, 2001

                                                                      APPENDIX A

                            POWELL INDUSTRIES, INC.

                            AUDIT COMMITTEE CHARTER

     WHEREAS, the Board of Directors of Powell Industries, Inc. has since its inception maintained a standing committee designated the Audit Committee, and

     WHEREAS, it is the intent of the Board in recognition of its responsibilities to reaffirm and ratify the Statement of Duties and Responsibilities of the Audit Committee,

     THEREFORE, BE IT RESOLVED THAT,

AUTHORITY

     The Audit Committee is granted the authority to perform each of the specific duties listed under "Specific Duties" in this Charter and upon direction of the Board of Directors to investigate any activity of the Company. In addition, the Chairman of the Board may from time to time direct specific assignments to the Audit Committee. All employees and consultants are directed to cooperate as requested by members of the Committee to assist the Committee in fulfilling its responsibilities. The Committee is required to notify the Board of Directors of any intent to retain consultants and must have Board approval before entering into any consulting agreement.

RESPONSIBILITY

     The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries and the sufficiency of the audits of all Company activities. It is the Board's agent in ensuring the integrity of financial reports of the Corporation and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other Directors, the independent auditors, internal auditors, and management as their duties relate to financial accounting, reporting and controls.

     The Audit Committee is responsible for ensuring its receipt from the outside auditors a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and that the Audit Committee is also responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board take, appropriate action to ensure the independence of the outside auditors.

     The Audit Committee is responsible for inquiring of management and determining that adequate internal control systems and policies are in place to control business and financial reporting risks.

COMPOSITION

     The Audit Committee shall be composed of not less than three Directors who are qualified and independent. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise. Committee members are independent, if they have not for the past three years been employed by, or currently have a significant business relationship with, Powell Industries, Inc., its executives or an affiliate of Powell Industries, Inc.

     One of the members of the Committee shall be appointed Committee Chairman by the Chairman of the Board of Directors. Appointments of members and Chairman shall be made at the Board meeting following the Annual Shareholders' Meeting. An appointment to the Committee shall be made by nomination from the Chairman of the Board, with approval of the Board and recorded in the Minutes of the Board of Directors.

MEETING

     The Committee shall hold quarterly meetings and as many additional special meetings as necessary to complete their assigned duties. The quarterly meetings are to be scheduled to review quarterly financial results and to review the quarterly reports prior to release.

ATTENDANCE

     All members of the Committee should be present at all meetings. All members of the Board of Directors may attend any Audit Committee meeting. The Chairman will designate any absences as "excused" or "unexcused" in the minutes of the meeting. The report of attendance will reflect presence or absence without reference to whether or not the absence is excused. The Chairman may request that members of management, the Director of Internal Audit and representatives of the independent accountants be present.

MINUTES

     Minutes of each meeting will be prepared and distributed to all members of the Board of Directors. The permanent file of the Minutes will be maintained by the Secretary of the Corporation.

SPECIFIC DUTIES

     The Audit Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer, shall perform an annual review of performance of the independent accounting firm or firms and recommend to the Board of Directors the firm or firms to be selected for examination of the financial statements of the Corporation and its subsidiaries. The recommendation shall include the scope of the audit and the estimated fees to be paid.

     The Audit Committee shall review and approve the recommendation of management for the scope of the annual audit.

     The Audit Committee shall review and approve management's recommended Annual Report to the Shareholders, and the annual financial statements, including all financial discussions and disclosures.

     The Audit Committee shall review with the independent public accountants the recommendations included in the management letter and the informal observance, competence and adequacy of the financial, accounting, and internal audit control procedures of the Corporation and its subsidiaries. On the basis of this review the Audit Committee shall make recommendations to the Board for any changes which seem appropriate.

     The Audit Committee shall review with the independent public accountants and financial management of the Company the disposition of the recommendation(s) from the previous audits.

     The Audit Committee shall make an independent determination whether any professional services to be provided by the public accounting firm would adversely affect the independence of the firm and its ability to render impartial review and judgement.

     The Audit Committee shall determine by interview with the public accounting firm if there were restrictions imposed by management on the scope of conduct of any audit or examination.

     The Audit Committee shall consult with general counsel, corporation financial management, and the independent accountants to confirm compliance with public law and accounting practices relating to financial reports of the Corporation and its subsidiaries, the absence of conflicts of interest of Directors and officers, and compliance with the provisions of the Foreign Corrupt Practices Act.

     Annually, the Audit Committee shall review its own charter and report the results of that review and any recommendations to the Board of Directors.

REPORTS

     At each meeting of the Board of Directors the Chairman shall present an oral report of activities and the status of any ongoing studies or investigations.

     The Audit Committee shall prepare and approve an Audit Committee Report to be included in the Company's Proxy Statement stating that it has satisfied the responsibilities under this Charter.

ANNUAL REVIEW

     This Charter was revised by the Audit Committee in May, 2000 to ensure compliance with (1) the new Securities and Exchange Commission Final Rule, 17 CFR Parts 210, 228, 229, and 240 (Release No. 34-42266; File No. S7-22-99) RIN
3235-AH83, and (2) the National Association of Securities Dealers Rulemaking:
Order Approving the Audit Committee Requirements and Notice of Filing and Order Granting Accelerated Approval of Amendments No. 1 and No. 2 thereto, dated December 14, 1999.

     The Audit Committee shall include in its standing agenda for the January meeting a self-assessment of skill requirements (including financial literacy and independence). The results of that self-assessment and any skill enhancement plans or issues will be reported to the Board of Directors

BOARD ACTION

     By motion unanimously approved, the Board of Directors approved this Resolution of June 16, 2000.

                                                     /s/ J. F. AHART
                                            ------------------------------------
                                                        J. F. Ahart
                                                         Secretary

                                                  /s/ THOMAS W. POWELL
                                            ------------------------------------
                                                      Thomas W. Powell
                                                          Chairman

                              FRONT SIDE OF PROXY
================================================================================

                             POWELL INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 16, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Thomas W. Powell and Stephen W. Seale, Jr., and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m. Houston time, on March 16, 2001 and at any adjournment thereof, as follows:

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF ALL NOMINEES


1. [ ] FOR the election (except as indicated below) to the Board of Directors, class of 2004, of Thomas W. Powell, Lawrence R. Tanner and Joseph L. Becherer.

         Instructions:   To withhold authority to vote for an individual
                         nominee, write that nominee's name on the line provided below.

         ----------------------------------------------------------------------

    [ ]  WITHHOLD authority to vote for all nominees listed above.



                           (continued on reverse side)

================================================================================

                               BACK SIDE OF PROXY
================================================================================

                           (continued from other side)

2.   [ ] FOR amendment of the Powell Industries, Inc. 1992 Stock Option Plan

     [ ]  AGAINST such amendment    [ ]  ABSTAIN with respect to such amendment


3. In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

     If properly executed, this proxy will be voted as directed above.

     IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTORS' NOMINEES.


                                   --------------------------------------------

                                   --------------------------------------------
                                   (PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                   JOINT OWNERS SHOULD EACH SIGN. EXECUTORS,
                                   ADMINISTRATORS, TRUSTEES, ETC., SHOULD
                                   INDICATE THE CAPACITY IN WHICH SIGNING.)

                                   DATED: __________________________, 2001


                  IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS
                  PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE!
================================================================================